TELEPHONE VOTING SCRIPT (OPERATOR READING TO SHAREHOLDER CALLING
IN)

Good (morning) (afternoon) (evening) this is Tritech Services; I am Operator (name). May I please have the three digit Fund ID
No. which appears on the priority letter?

May I have your four digit PIN No. please?  Name and address?
Social Security No.?  Number of shares?

I will now read to you the text of the proxy card.

PUTNAM FEDERAL INCOME TRUST
Proxy for the Meeting of Shareholders, May 5, 1994.
This Proxy is solicited on behalf of the Trustees of the Fund.

(text of proxy card)

The Trustees recommend a vote FOR electing all of the nominees for Trustees and for the proposals listed below.

1.   Election of Trustees:

          Nominees:  J. A. Baxter, H.H. Estin, J.A. Hill, E.T.
          Kennan, L.J. Lasser, R.E. Patterson, D.S. Perkins, W.F.
          Pounds, G. Putnam, G. Putnam, III, A.J.C. Smith, W.N.
          Thorndike.

            -----
          /    /
          ----- FOR electing all the nominees (except as marked to the contrary below).

            -----
          /    /
          -----     Withhold authority to vote for all nominees.

          To withhold authority to vote for an individual nominee, write that nominee's name below:

          -------------------------------------------------------

How do you wish to vote on this item?

2.   Ratify the selection of Coopers & Lybrand as auditors.

       -----               -----               -----
     /    /              /    /              /    /
     ----  FOR           ----  AGAINST       ----  ABSTAIN

How do you wish to vote on this item?

How do you wish to vote on this item?

3. Approve the elimination of the Fund's fundamental investment restriction with respect to investments in investment companies.

       -----               -----               -----
     /    /              /    /              /    /
     ----  FOR           ----  AGAINST       ----  ABSTAIN

How do you wish to vote on this item?

4. Approve an amendment to the Fund's fundamental investment restriction with respect to investments in restricted securities.

       -----               -----               -----
     /    /              /    /              /    /
     ----  FOR           ----  AGAINST       ----  ABSTAIN

How do you wish to vote on this item?

5. Approve amendments to the Fund's Agreement and Declaration of Trust to permit the issuance of additional classes of shares.

       -----               -----               -----
     /    /              /    /              /    /
     ----  FOR           ----  AGAINST       ----  ABSTAIN

How do you wish to vote on this item?

Thank you. Do you wish to send the entire message?
      -----
     /    /
               ----  YES

To repeat your instructions:  on item 1 you voted --------------.
                              on item 2 you voted --------------.
                              on item 3 you voted --------------.
                              on item 4 you voted --------------.
                              on item 5 you voted --------------.


                         and you wish to send the entire message

Is this correct?

May we please have your name and phone number where you can be reached so that we may call back to verify your vote?

               Phone Number 1      --------------------
               Phone Number 2      --------------------

Thank you.
                 TELEPHONIC VOTING CONFIRMATION PROCEDURES

After vote has been received from the shareholder, the operator will call the shareholder and relay the following text:

     Good (morning) (afternoon) (evening) this is Tritech
Services; I am Operator (name). I am calling to confirm your telephonic vote on Putnam Federal Income Trust. Is this (name of shareholder)? May I please have your Social Security number?

     On item 1, election of Trustees, you voted
          (FOR electing all nominees)
          (WITHHOLD authority to vote for all nominees)
          (to WITHHOLD your vote on the following nominees)

     On item 2, Ratifying the selection of Coopers & Lybrand as auditors, you voted
          (FOR) (AGAINST) (ABSTAIN)

     On item 3, Approving the elimination of the Fund's fundamental investment restriction with respect to investments in investment companies, you voted
          (FOR) (AGAINST) (ABSTAIN)

     On item 4, Approving an amendment to the Fund's fundamental investment restriction with respect to investments in restricted securities, you voted
          (FOR) (AGAINST) (ABSTAIN)

     On item 5, Approving amendments to the Fund's Agreement and Declaration of Trust to permit the issuance of additional classes of shares, you voted
          (FOR) (AGAINST) (ABSTAIN)

     Is this information correct?

     (If shareholder response is yes): Thank you, a written confirmation of your vote will be mailed to you.

     (If shareholder response is no): May I have the corrected information? (The operator makes note of adjusted vote and confirms the change to the shareholder.) Thank you, a written confirmation of your vote will be mailed to you.



A16gram2